UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 18, 2019

Date of report (Date of earliest event reported)

Leap Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37990	27-4412575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Thorndike Street, Suite B1-1 Cambridge, MA (Address of principal executive offices)	02141 (Zip Code)

Registrant's telephone number, including area code (617) 714-0360

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LPTX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 19, 2019, Leap Therapeutics, Inc. (the “Company”) received a notification letter (the “Notice”) from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company’s stockholders’ equity of $5,562,000, as reported in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, does not satisfy the Nasdaq Global Market continued listing requirement set forth in Nasdaq Listing Rule 5450(b)(1)(A), which requires companies listed on the Nasdaq Global Market to maintain a minimum of $10,000,000 in stockholders’ equity. The Notice has no immediate effect on the listing of the Company’s common stock, and its common stock will continue to trade on the Nasdaq Global Market under the symbol “LPTX” at this time.

The Company has 45 calendar days from the date of the Notice to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rule 5450(b)(1)(A). The Company currently anticipates timely submitting such a plan to Nasdaq. If the Company’s plan is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the Notice for the Company to provide evidence of compliance. If the plan is not accepted or the Company is not granted an extension, the Company will then consider actions appropriate to the circumstances, which may include applicable appeals to a Nasdaq Listing Qualifications Panel.

There can be no assurance that the Company will be able to regain compliance with the Nasdaq Listing Rule 5450(b)(1)(A).

Item 8.01	Other Events.

On November 18, 2019 the Company announced a planned investigator-initiated clinical study to evaluate DKN-01 in combination with Roche’s TECENTRIQ® (atezolizumab) in previously-treated patients with advanced microsatellite stable esophagogastric cancer. The study is being conducted by the Royal Marsden NHS Foundation Trust, and will be financially sponsored by Roche. The study will enroll up to 52 patients with advanced inoperable or metastatic mismatch repair proficient gastroesophageal adenocarcinoma who have progressed after one or more lines of systemic chemotherapy. The primary endpoint of the study will be safety and tolerability of the combination as well as the objective response rate, which will be assessed in the overall population as well as in subgroups stratified by tumor DKK1 and PD-L1 expression. Roche is providing TECENTRIQ drug supply and complete funding for the study. The Company is providing DKN-01 drug supply.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leap Therapeutics, Inc.

Dated: November 22, 2019	By:	/s/ Douglas Onsi
	Name:	Douglas Onsi
	Title:	Chief Financial Officer, General Counsel, Treasurer and Secretary